UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2019

The Carlyle Group Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35538	45-2832612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Pennsylvania Avenue, NW Washington, D.C.	20004-2505
(Address of Principal Executive Officers)	(Zip Code)

(202) 729-5626

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CG	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

The Carlyle Group Inc. is providing the disclosure contained in this Current Report on Form 8-K to reflect the completion of its previously announced conversion (the “Conversion”) from a Delaware limited partnership named The Carlyle Group L.P. (the “Partnership”) to a Delaware corporation named The Carlyle Group Inc. (the “Corporation”) effective at 12:02 a.m. (Eastern Time) on January 1, 2020 (the “Effective Time”). As previously disclosed, in connection with the Conversion, at or prior to the Effective Time, holders of partnership units in Carlyle Holdings I L.P., Carlyle Holdings II L.P. and Carlyle Holdings III L.P. (collectively, “Carlyle Holdings”) also exchanged such units for an equivalent number of shares of common stock, $0.01 par value per share, of the Corporation (“Common Stock”) and certain other restructuring steps occurred (such restructuring steps, together with the Conversion, the “Transactions”). References to “Carlyle” in this Current Report on Form 8-K mean (i) prior to the Effective Time, The Carlyle Group L.P. and (ii) following the Effective Time, The Carlyle Group Inc.

Item 1.01	Entry into a Material Definitive Agreement

In connection with the Transactions, on January 1, 2020 the Corporation entered into stockholder agreements with William E. Conway, Jr., Daniel A. D’Aniello and David M. Rubenstein (collectively, the “Founders” and such agreements, the “Founder Stockholder Agreements”). As previously disclosed, pursuant to these agreements, each Founder will have the right to nominate one director to the Corporation’s board of directors for so long as such Founder and/or his Founder Group (as defined in the Founder Stockholder Agreements) beneficially owns at least 5% of the issued and outstanding Common Stock. In addition, each Founder will have the right to nominate a second director to the Corporation’s board of directors until the earlier of (x) such time as such Founder and/or his Founder Group ceases to beneficially own at least 20 million shares of Common Stock and (y) January 1, 2027. For so long as at least one Founder is entitled to designate two directors to the board, the Founders then serving on the board may (i) designate a Founder to serve as chair or co-chair of the board and (ii) designate a Founder to serve on each of the compensation and nominating and corporate governance committees and any executive committee of the board, subject to applicable law and listing standards.

The foregoing description is qualified in its entirety by reference to the full text of the Founder Stockholder Agreements, filed herewith as Exhibits 10.1 through 10.3, respectively, and incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 31, 2019, the Partnership notified the Nasdaq Global Select Market (“Nasdaq”) that a Certificate of Conversion (the “Certificate of Conversion”) had been filed with the Secretary of State of the State of Delaware. As previously disclosed, at the Effective Time, (i) each common unit of the Partnership (“Common Unit”) outstanding immediately prior to the Effective Time converted into one issued and outstanding, fully paid and nonassessable share of Common Stock, (ii) each special voting unit of the Partnership outstanding immediately prior to the Effective Time was canceled for no consideration and the former holder(s) thereof ceased to have any rights with respect thereto and (c) each general partner unit of the Partnership outstanding immediately prior to the Effective Time was canceled for no consideration and the former holder(s) thereof ceased to have any rights with respect thereto, in each case without any action required on the part of the Partnership, the Corporation, any holder of any Partnership interest or any other person.

As of the open of business on Thursday, January 2, 2020, Nasdaq will cease trading of the Common Units on Nasdaq and commence trading of the Common Stock (CUSIP: 14316J 108) on Nasdaq under the existing ticker symbol “CG” and we expect Nasdaq to file with the Securities and Exchange Commission an application on Form 25 to report that the Common Units are discontinued for trading on Nasdaq.

Item 3.03	Material Modification to Rights of Security Holders.

As previously disclosed, as a result of the Transactions, holders of Common Units and the former Carlyle Holdings limited partners became holders of Common Stock. While holders of Common Units generally were not entitled to vote with respect to governance of the Partnership, except for those few matters set forth in the

Partnership’s limited partnership agreement, the holders of Common Stock are entitled to vote on all matters on which stockholders of a corporation are generally entitled to vote on under the Delaware General Corporation Law (“DGCL”), including the election of the board of directors of the Corporation. Holders of Common Stock are entitled to one vote per share of Common Stock.

As previously disclosed, in connection with the Conversion, senior Carlyle professionals and certain of the other former limited partners of Carlyle Holdings who became holders of shares of Common Stock in connection with the Conversion were generally required to grant an irrevocable proxy to Carlyle Group Management L.L.C. that entitles it to vote their shares of Common Stock until the earlier of (i) such time as Carlyle Group Management L.L.C. ceases to have voting power over shares of Common Stock representing at least 20% of the total voting power of all the then outstanding shares of capital stock entitled to vote in the election of directors and (ii) January 1, 2025. Consequently, Carlyle Group Management L.L.C. initially controls a majority of the voting power in the Corporation. As a result, the Corporation initially is a “controlled company” within the meaning of the corporate governance standards of Nasdaq and, like the Partnership, qualifies for exceptions from certain corporate governance rules of Nasdaq. In connection with the foregoing, Carlyle Group Management L.L.C. has been exempted from the provisions of our Certificate of Incorporation that would otherwise cause a beneficial owner of 20% or more of our Common Stock to lose voting rights on all of its shares and has also been exempted, together with its affiliates and associates and any other person that would be deemed to be an “interested stockholder” by virtue of the grant of the irrevocable proxies, from the restrictions under Section 203 of the DGCL, which might otherwise apply to certain transactions between the Corporation and such persons by virtue of their ownership or deemed ownership of 15% or more of the Corporation’s voting stock.

To the extent applicable, the disclosures set forth in (i) Item 3.01 above regarding the conversion of the Common Units into Common Stock, (ii) Item 5.03 below regarding the Certificate of Conversion, Certificate of Incorporation and Bylaws, and (iii) Item 8.01 below regarding the Conversion are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, as a result of the Conversion, the business and affairs of the Corporation will be overseen by a board of directors of the Corporation, rather than by the board of directors of Carlyle Group Management L.L.C., formerly the general partner of the Partnership. The directors and executive officers of the Corporation immediately after the Conversion are the same individuals who were directors and executive officers, respectively, of Carlyle Group Management L.L.C. immediately prior to the Conversion.

In addition, the audit committee, the compensation committee, the executive committee and the nominating and corporate governance committee of the board of directors of the general partner of the Partnership, and the membership thereof, immediately prior to the Effective Time, were replicated at the Corporation at the Effective Time. Carlyle’s Co-Chief Executive Officers, Messrs. Lee and Youngkin, have also been added as members of the executive committee of the board of directors. Following the Conversion, when the provisions of the Partnership’s partnership agreement that contemplate a standing conflicts committee no longer apply, disinterested members of our board of directors will continue to address conflicts, including by referral of such matters to the audit committee or such other committee of disinterested directors as the board of directors deems appropriate.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On December 31, 2019, to implement the Conversion, Carlyle Group Management L.L.C., in its capacity as the Partnership’s general partner, filed with the Secretary of State of the State of Delaware the Certificate of Conversion and, in its capacity as sole incorporator of the Corporation, filed with the Secretary of State of the State of Delaware a Certificate of Incorporation (the “Certificate of Incorporation”).

At the Effective Time, the Partnership converted to the Corporation pursuant to the Certificate of Conversion, and the Certificate of Incorporation and the Bylaws of the Corporation became effective. The full text of the Certificate of Conversion, Certificate of Incorporation and Bylaws are filed herewith as Exhibits 3.1, 3.2 and 3.3, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

In connection with the Transactions, on January 1, 2020:

•	the Tax Receivable Agreement, dated as of May 2, 2012, was amended (the “Tax Receivable Agreement Amendment”);

•	the Registration Rights Agreement with Senior Carlyle Professionals, dated as of May 8, 2012, was amended and restated (the “A&R Registration Rights Agreement”);

•	the Form of Indemnification Agreement was amended and restated (the “Form of A&R Indemnification Agreement”); and

•	The Carlyle Group Inc. Amended and Restated 2012 Equity Incentive Plan was amended and restated (the “A&R Equity Incentive Plan”);

in each case, to give effect to and reflect the Transactions. In addition, on January 1, 2020, in connection with the Transactions, the Employment Agreement of Kewsong Lee, dated as of October 23, 2017, and the Employment Agreement of Glenn A. Youngkin, dated as of October 23, 2017, were amended (the “Employment Agreement Amendments”). These changes were generally clarifying and conforming in nature and intended to preserve the pre-conversion status quo. Descriptions of the material provisions of the existing agreements were previously reported in Carlyle’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

The foregoing descriptions are qualified in their entirety by reference to the full text of the Tax Receivable Agreement Amendment, A&R Registration Rights Agreement, Form of A&R Indemnification Agreement, A&R Equity Incentive Plan and Employment Agreement Amendments, filed herewith as Exhibits 99.2 through 99.7, respectively, and incorporated herein by reference.

In connection with the Transactions, on January 1, 2020, Carlyle Holdings II L.L.C. and CG Subsidiary Holdings L.L.C., our wholly owned subsidiaries, were joined as guarantors under the indentures governing the terms of our senior notes and under our amended and restated credit agreement.

In connection with the Conversion, the Carlyle Holdings partnership units that were held by the limited partners of Carlyle Holdings were exchanged for an equivalent number of shares of Common Stock, including 17,000 Carlyle Holdings partnership units that were exchanged by Carlyle Group Management L.L.C., the former general partner of the Partnership.

Holders of Carlyle Holdings partnership units will receive cash payments aggregating approximately $344 million, which is equivalent to $1.50 per Carlyle Holdings partnership unit exchanged in the Transactions, payable in five annual installments of $0.30 each beginning in 2020. The payment obligations are unsecured obligations of a subsidiary of the Corporation, subordinated in right of payment to indebtedness of the Corporation and its subsidiaries, and will not bear interest. From and after the consummation of the Transactions, holders of Carlyle Holdings partnership units do not have any rights to payments under the tax receivable agreement except for payment obligations pre-existing at the time of the Transactions with respect to exchanges that occurred prior to the Transactions.

In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Corporation is a successor registrant to the Partnership and thereby subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder. The shares of Common Stock of the Corporation, as the successor registrant to the Partnership, are deemed to be registered under Section 12(b) of the Exchange Act.

The Description of Capital Stock set forth in Exhibit 99.1 is being filed for the purpose of providing a description of the capital stock of Carlyle and is incorporated into this Item 8.01 by reference. The Description of Capital Stock summarizes the material terms of Carlyle’s capital stock as of the date hereof. This summary is not a complete description of the terms of Carlyle’s capital stock and is qualified by reference to Carlyle’s Certificate of Incorporation and Bylaws, each filed herewith and incorporated by reference herein, as well as applicable provisions of Delaware law.

The disclosure contained in this Current Report on Form 8-K modifies and supersedes any corresponding discussions included in any registration statement or report previously filed with the SEC pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder to the extent they are inconsistent with such information.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Conversion of The Carlyle Group L.P.

3.2	Certificate of Incorporation of The Carlyle Group Inc.

3.3	Bylaws of The Carlyle Group Inc.

10.1	Stockholder Agreement by and between the Corporation and William E. Conway, Jr., dated as of January 1, 2020.

10.2	Stockholder Agreement by and between the Corporation and Daniel A. D’Aniello, dated as of January 1, 2020.

10.3	Stockholder Agreement by and between the Corporation and David M. Rubenstein, dated as of January 1, 2020.

99.1	Description of Capital Stock.

99.2

Amendment to Tax Receivable Agreement, dated as of January 1, 2020, by and among the Corporation, Carlyle Holdings I GP Inc., Carlyle Holdings I L.P. and each of the limited partners of the Carlyle Holdings Partnerships party thereto.

99.3

Amended and Restated Registration Rights Agreement with Senior Carlyle Professionals, dated as of January 1, 2020, by and among the Corporation, TCG Carlyle Global Partners L.L.C. and the Covered Persons (defined therein) party thereto.

99.4	Form of Amended and Restated Indemnification Agreement.

99.5+

The Carlyle Group Inc. Amended and Restated 2012 Equity Incentive Plan (incorporated by reference to Exhibit 4.4 of The Carlyle Group Inc. Post-Effective Amendment No. 1 to Form S-8 filed on January 2, 2020).

99.6+	Amendment to Employment Agreement of Kewsong Lee, dated as of January 1, 2020.

99.7+	Amendment to Employment Agreement of Glenn A. Youngkin, dated as of January 1, 2020.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

+	Management contract or compensatory plan or arrangement in which directors and/or executive officers are eligible to participate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CARLYLE GROUP INC.
Date: January 2, 2020

	By:	/s/ Curtis L. Buser
	Name:	Curtis L. Buser
	Title:	Chief Financial Officer